UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 15, 2011
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FIRST CORPORATION
(Name of Small Business issuer in its charter)

COLORADO	0-52724	90-0219158
(State or other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation or organization)		Identification No.)

Maranello, Watch House Green, Felsted, Essex, CM6 3EF, United Kingdom
 (Address of principal executive offices)

(403) 467-2356
(Registrant’s telephone number)

Item 8.01 Other Events

On July 15, 2011, First Corporation issued a press release announcing the results of its study with respect to the efficacy of the technology of Gecko Landmarks Ltd. (“Gecko”).  On July 21, 2011, First Corporation issued a press release announcing an agreement between Gecko and Private Trading Systems Ltd.  Copies  of such press releases are attached hereto as Exhibits 99.1 and 99.2.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1           Press Release, dated July 15, 2011.
99.2           Press Release, dated July 21, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 21, 2011

First Corporation

/s/ Andrew Clarke
 Andrew Clarke, Chief Executive Officer